                                AMENDED AND RESTATED
                                    SCHEDULE A
                                       TO THE
                           INVESTMENT ADVISORY AGREEMENT
                                DATED APRIL 28, 1996
                                      BETWEEN
                                  THE PILLAR FUNDS
                                        AND
                    SUMMIT BANK INVESTMENT MANAGEMENT DIVISION,
                             A DIVISION OF SUMMIT BANK

Pursuant to Article 3, the Trust shall pay the Advisor compensation at an annual rate as follows:


     PORTFOLIO                                        FEE (IN BASIS POINTS)
Prime Obligation Money Market Fund                               .35%
U.S. Treasury Securities Money Market Fund                       .35%
Tax-Exempt Money Market Fund                                     .35%
U.S. Treasury Securities Plus Money Market Fund                  .15%
Institutional Select Money Market Fund                           .10%

Fixed Income Fund                                                .60%
New Jersey Municipal Securities Fund                             .60%
Pennsylvania Municipal Securities Fund                           .60%
Intermediate-Term Government Securities Fund                     .60%
High Yield Bond Fund                                             .60%

Mid Cap Fund                                                     .75%
Equity Growth Fund                                               .75%
Equity Value Fund                                                .75%
Equity Income Fund                                               .75%
Equity Index Fund                                                .75%
Balanced Fund                                                    .75%
